Registration No. 333-215066

As filed with the Securities and Exchange Commission January 30, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FERD

(Exact name of registrant as specified in its charter)

Nevada	2390	38-4008286
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Via Amerigo Vespucci 19, Int. 6, 30173

Venice, Italy

+390418520009

ferd@ferdcorp.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BUSINESS FILINGS INCORPORATED

311 S Division Street, Carson City, NV 89703

Tel: 608-827-5300

(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: Ё

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: Ё

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: Ё

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer Ё Accelerated filerЁ Non-accelerated filerЁ Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	4,000,000	$0.02	$80,000	$9,27*

             *-was previously paid

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS

FERD 4,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 4,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value, by Ferd a Nevada company (“we”, “us”, “our”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days). We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

The offering of the 4,000,000 shares is a “best efforts” offering, which means that our sole officer and director will use his best efforts to sell the shares and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.02 per share for the duration of the offering. There is no minimum number of shares are required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.02 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our shares of stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 9 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is January 30 , 2017.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Forward Looking Statements	5
Prospectus Summary	5
Risk Factors	9
Use of Proceeds	12
Determination of Offering Price	13
Dilution	13
Description of Securities	14
Plan of Distribution	15
Legal Proceedings	17
Description of Business	17
Directors, Executive Officers, Promoters and Control Persons	20
Executive Compensation	21
Market for Common Equity and Related Stockholder Matters	22
Management’s Discussion and Analysis of Financial Condition and Results of Operations	22
Plan of Operations	23
Certain Relationships and Related Transactions	26
Security Ownership of Certain Beneficial Owners and Management	27
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	27
Available Information	27
Experts	27
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	28
Financial Statements	29

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

UNTIL DECEMBER __, 2016 (90 BUSINESS DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS) ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER’S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

A CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The reasoning of our sole officer and director, Leonid Skupchenko, to take the Company public is based on his subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the Company’s investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Bulletin Board or the OTCQX tier of the OTC Markets. Our sole officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of a director’s exposure to possible legal claims.

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward looking statements to conform these statements to actual results.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officer and sole director, purchasing equipment, developing our website www.ferdcorp.com, entering into lease agreement in Venice, Italy and entering into service contracts with our customers. As of D ecember 31, 2016 the Company has received $7,450 revenues. We received our initial funding of $2,800 from our sole officer and director, Leonid Skupchenko, who purchased 2,800,000 shares of our common stock for the same $2,800.

PROSPECTUS SUMMARY

Ferd is a development stage company created for the purpose of producing fabric flowers. Our financial statements for the three months ended December 31, 2016, reported revenues of $7,450 and a net loss of $679.  From our inception date on July 1, 2016, we have incurred net losses of $2,503. To implement our plan of operations, we require a minimum funding of $20,000 for the next twelve months. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern.

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Ferd” refer to Ferd unless the context otherwise indicates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 12 of this prospectus.

Our Company

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have real business operations. Ferd was incorporated on July 1, 2016, under the laws of the State of Nevada, for the production of fabric flowers.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be responsible for selling shares under this offering and no commission will be paid on any sales. He will utilize this prospectus to offer the shares to friends, family and business associates.

We are a newly created company that has realized $7,450 revenues through December 31, 2016 with a net loss of $2,503 for the period from inception to December 31, 2016. To date we have raised $2,800 through the issuance of 2,800,000 shares of common stock to our sole officer and director, Leonid Skupchenko. Proceeds from the issuance have been used for working capital. Our independent auditor, Saturna Group Chartered Professional Accountants LLP, has issued an audit opinion for our Company, which includes a statement expressing a doubt as to our ability to continue as a going concern. The Company’s registered address is: Via Amerigo Vespucci 19, Int. 6, 30173, Venice, Italy. Our telephone number is +390418520009.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

We are on the early stages of developing our plan to produce fabric flowers. As of December 31, 2016, we have $7,450 revenues, limited operating history, and signed one sales contract with Venice Event Group and we have verbal negotiation with several potential customers, such as Venice First Srl and Brilliant Wedding Venice. As of the date of this filing we have revenues in amount of $7,450 from selling our fabric flowers to Venice Event Group. Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our business by establishing our office, developing of our website, attempting to enter into more sales agreements with prospective event and wedding agencies, engage in advertising and marketing activities and hire personal (See “Plan of Operations”).

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	4,000,000 shares of our common stock, par value $0.001 per share.
Offering price:	$0.02
Duration of offering:	The 4,000,000 shares of common stock are being offered for a period of 12 months (365 days).
Net proceeds to us:	$80,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 12.
Market for the common stock:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	2,800,000
Shares outstanding after offering:	6,800,000 (assuming all the shares are sold)
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements as of and for the period from July 1, 2016 (Inception) to September 30, 2016 and as of December 31, 2016. Our working capital as at September 30, 2016, was $976.

	December 31, 2016	September 30, 2016
Financial Summary
Cash	$3,407	$3,773
Total Assets	$7,990	$8,669
Total Liabilities	$7,693	$7,693
Working Capital	$297	$976

	For the three months ended December 31, 2016	From July 1, 2016 (Inception) to September 30, 2016
Revenue	$7,450	-
Total Expenses	$7,682	$1,824
Net Loss for the Period	$679	$1,824
Net Loss per Share	$(0.00)	$(0,00)

	For the three months ended December 31, 2016	From July 1, 2016 (Inception) to September 30, 2016
Cash Flows
Cash used for operating activities	$(366)	$(6,720)
Cash received from (used for) investing activities	-	-
Cash received from financing activities	-	$10,493
Net change in cash	$(366)	$3,773

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.      The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.      The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.       The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.      The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

• A requirement to have only two years of audited financial statements and only two years of related MD&A;

• Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

• Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

• No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on July 1, 2016 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to distribution of fabric flowers, we anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for previously purchased products. A slow or uneven pace of economic recovery would negatively affect our ability to start our distribution business and obtain financing.

BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our product from India. Because we import our products we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the Europe. Deliveries of our products may be disrupted through factors such as:

(1) Raw material shortages, work stoppages, strikes and political unrest;

(2) Problems with ocean shipping, including work stoppages and shipping container shortages;

(3) Increased inspections of import shipments or other factors causing delays in shipments; and

(4) Economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT; IT CAN HARM OUR FUTURE REVENUES.

We currently have negotiations with two potential customers, such as Venice First Srl and Brilliant Wedding Venice, who will buy our fabric flowers from us. We do not have any other customers and we cannot guarantee we ever will have any other customers. Even if we obtain more customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, it can harm our future revenues. You are likely to lose your entire investment if we cannot sell our flowers at prices which generate a profit.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, IT CAN NEGATIVELY IMPACT OUR BUSINESS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, it can negatively impact our business.

BECAUSE THE COMPANY’S HEADQUARTERS AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, IN ITALY, INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and director is a non-U.S. resident and our headquarters and assets are located outside the United States in Italy. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

OUR PRESIDENT, MR. SKUPCHENKO LACKS EXPERIENCE IN CREATING FABRIC FLOWERS.

Our director, Leonid Skupchenko does not have much experience in specific creating fabric flowers, but Mr. Skupchenko worked in textile and clothing manufacturing company Bocchese S.p.A. from May 2012 to June 2015. Position held was cloth design development manager. His main activities and responsibilities were developing sketches, cooperation with warehouses and orders composing, negotiations with suppliers, controlling sewing process and design line. He believes that he will be successful in creating of fabric flowers.

IF LEONID SKUPCHENKO, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our president and director, Leonid Skupchenko, for the future success of our business. The loss of the services of Mr. Skupchenko could have an adverse effect on our business, financial condition and results of operations. If he should resign or die, we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. SKUPCHENKO, DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Skupchenko does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK”.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

BECAUSE THERE IS NO MINIMUM PROCEEDS THE COMPANY CAN RECEIVE FROM ITS OFFERING OF 4,000,000 SHARES, THE COMPANY MAY NOT RAISE SUFFICIENT CAPITAL TO IMPLEMENT ITS PLANNED BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST.

The Company is making its offering of 4,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Leonid Skupchenko, our officer and director, who has written agreement with the Company to loan funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $8,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICILTY ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them.

OUR OFFICER AND DIRECTOR HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Leonid Skupchenko, our director, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

WE MAY, IN FUTURE, ISSUE ADDITIONAL COMMON STOCK, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 2,800,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 72,200,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our public offering of 4,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

	25% of shares sold	50% of shares sold	75% of shares sold	100% of shares sold
Gross Proceeds from this Offering(1):	$20,000	$40,000	$$60,000	$80,000
Legal and Accounting fees	$9,000	$9,000	$9,000	$9,000
SEC reporting and compliance	$8,000	$8,000	$8,000	$8,000
Website development	$400	$2,000	$3,500	$4,500
Marketing and Advertising(2)	$500	$3,500	$7,000	$10,000
Establishing an office	$-	$3,000	$4,000	$5,000
Rent expenses	$-	$2,000	$5,000	$7,000
Raw materials	$1,000	$10,000	$17,000	$25,000
Salaries	$-	$500	$1,500	$2,500
Hire salesperson(s)	$-	$-	$1,000	$2,000
Miscellaneous expenses and shipping	$100	$2,000	$4,000	$6,000
TOTAL	$20,000	$40,000	$$60,000	$80,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

(2) Includes travel costs to trade shows and exhibitions.

Please see a detailed description of the use of proceeds in the "Plan of Operation" section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

We have determined the offering price of the 4,000,000 shares being offered arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 4,000,000 shares is fixed at $0.02 per share. This price is significantly higher than the $0.001 price per share paid by Leonid Skupchenko, our President and a Director, for the 2,800,000 shares of common stock he purchased on August 22, 2016.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2016, the net tangible book value of our shares of common stock was $297 or $0.00 per share based upon 2,800,000 shares outstanding.

                                             Existing Stockholders if all of the Shares are sold

Price per share	$0.001
Net tangible book value per share before offering	$0.00
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0106
Increase to present stockholders in net tangible book value per share after offering	$0.010 6
Capital contributions	$2,800
Number of shares outstanding before the offering	2,800,000
Number of shares after offering	6,800,000
Percentage of ownership after offering	41.18%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.009 4
Capital contributions	$80,000
Percentage of capital contributions	96.62%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	58.82%

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $80,000 less offering costs of $8,000 plus stockholder’s equity of $297 resulting in a net tangible book value of $72,297 or $0.0106 per share, resulting in a dilution of $0.0094 for new shareholders.

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.011
Capital contributions	$60,000
Percentage of capital contributions	95.54%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	51.72%

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $60,000 less offering costs of $8,000 plus stockholder’s equity o f $297 resulting in a net tangible book value of $52,297 or $0.009 per share, resulting in a dilution of $0.011 for new shareholders.

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0133
Capital contributions	$40,000
Percentage of capital contributions	93.46%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	41.67%

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $40,000 less offering costs of $8,000 plus stockholder’s equity of $297 re sulting in a net tangible book value of $32,297 or $0.0067 per share, resulting in a dilution of $0.0133 for new shareholders.

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0168
Capital contributions	$20,000
Percentage of capital contributions	87.72%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	26.32%

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $20,000 less offering costs of $8,000 plus stockholder’s equity of $297 resu l ting in a net tangible book value of $12,297 or $0.0032 per share, resulting in a dilution of $0.0168 for new shareholders.

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of December 31, 2016 there were 2,800,000 shares of our common stock issued and outstanding held by the president and director of our Company.

Common stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non- cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

Nevada anti-takeover laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

Dividend policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 2,800,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Leonid Skupchenko will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Leonid Skupchenko is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Leonid Skupchenko will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Leonid Skupchenko is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Leonid Skupchenko will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Leonid Skupchenko will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months (365 days). At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

DESCRIPTION OF BUSINESS

General

Our company was incorporated on July 1, 2016 in the State of Nevada with an established fiscal year end of September 30. We are a development-stage company formed to produce artificial flowers made of fabric. As of the date of this filing we have revenues in amount of $7,450 from selling our fabric flowers to Venice Event Group.

We have developed twelve months’ business plan, purchased and set up our first flower making tools, and signed a lease agreement for a 1-year dated October 15, 2016. To this date, we have purchased equipment, tested its operation, and produced a range of demonstration samples to attract new potential customers and signed a sales contract with Venice Event Group. Our director Leonid Skupchenko is in charge of our production process.

Fabric flowers are an indispensable and beautiful decoration for most events. Weddings, celebrations, holidays are often decorated with such flowers. The flowers are mostly used for personal adornment and creating bouquets. Artificial flowers made of fabric can be used many times without harm to the nature and look as new. This is a very beautiful and diverse decoration for people and for interior. For the ultimate in quality and beauty, we will use colorful silk, paints and special equipment and some additional components.

Ferd can supply our fabric flowers decorations to any celebratory event by collaborating with event agencies. We can work with private clients by providing individual orders in retail and with corporate clients, such as flower shops and event agencies, in wholesale distribution. Ferd plans to provide its products to flower and wedding festivals and exhibitions to reach out our potential clients there as well.

Ferd is currently in verbal negotiations with two potential customers Venice First Srl and Brilliant Wedding Venice event agencies. Once we attract sufficient number of customers, we plan to expand our business to large production volumes to be able to decorate a huge events and celebrations.

Product

We need a few items to produce fabric flowers. We use silk as a primarily fabric. Silk gives the flowers the opportunity to be beautiful and look like real. In addition, we need the wires to create a flower stem and we need special stamens also. We will also need glue and special dyes. To this list we can add tools such as knives, scissors etc. Flowers will be manufactured using a special kit with soldering iron. We do not use synthetic and harmful dyes. We will use silk and specialty dyes and materials. Because of this, the flowers cannot be environmentally unfriendly to humans.

Production machine

For producing fabric flowers we need special equipment. First of all, it is a special kit with soldering iron. The tool set includes brass nozzles with different shapes. The nozzles are fully made of brass, i.e. solid. Brass tools for fabric flowers with a soldering iron are much more practical and durable.

We purchased tools for making fabric flowers from India. The equipment is “Optimal Kit”. This kit contains all working heads for all kinds of flowers and variations, as well as two full-size florist sponges, additional small balls.

“Optimal Kit” includes 21 items:

-Soldering iron with temperature control (dimmer) 60W;

- Ball 0.15” (4mm);

- Ball 0.23” (6mm);

- Radius ball 0.39” (10mm);

- Radius ball 0.59” (15mm);

- Radius ball 0.78” (20mm);

- Radius ball 0.98” (25mm);

- Radius ball 1.18” (30mm);

- Japan hook;

- Knife to make veins;

- Wooden tools stand.

- Chrysanthemum tool 1 groove;

- Chrysanthemum tool 2 groove;

- Chrysanthemum tool 3 groove;

- Spoon tool 0.19” (5mm);

- Spoon tool 0.23” (6mm);

- Spoon tool 0.27” (7mm);

- Shaped head "flower";

- Draw plate #1 with 2 openings 4mm and 2mm

- Soft sponge 7.8x5.9x1.2” (200х150х30mm) with cotton save sheet;

-Hard sponge 6.3x0.3x0.7” (160х100х20mm) with cotton save sheet;

Radius ball is made of brass and heats quickly. The hook is made of stainless steel for greater strength. Soldering iron with a wooden handle, specially designed to work with fabrics and working heads, easy to hold in hand and very durable. This kit includes soldering iron for mains voltage of 110V and 220V. Working heads are attached to the iron and secured with a thumbscrew, which excludes their mobility.

Raw Materials

For producing fabric flowers we bought special raw materials from our supplier Pushpa Co. The main material for flowers is silk fabric and in addition to this we use dyes of different colors to make flowers more colorful and beautiful. We have special brushes for drawing with these dyes on fabric. For natural view of flowers we use stamens, wires and fabric die cuts. In addition to this we are applying special floral glue, tapes and tubes to make bouquets of flowers.

In addition to the Main tool-kit we need range of equipment and materials:

•             Silk fabrics

•             Tweezers with wooden plates

•             Brushes made of wool deer

•             Floral glue (soft, hard)

•             Dyes

•             Stamens

•             Fabric Die Cuts

•             Tapes and tubes

•             Wire

•             Scissors

Target Market

A lot of celebrations and weddings in the world are held in each country on a daily basis. People always try to decorate their events and celebrations. In any event the flowers are the best solution. Fabric flowers allow it to do without harming nature. Ferd can supply decorating of any celebratory event by collaborating with event agencies also. We can work with private and corporate clients on any event. Ferd can fulfill orders of making flowers for decorating of large buildings and open spaces. We plan to deliver our product to flower shops and flower festivals and exhibitions. We are currently selling our products locally and nationally. Further when our Company growth we plan to distribute our products internationally. Ferd is currently in verbal stage negotiations with two potential customers Venice First Srl and Brilliant Wedding Venice event agencies, which are interested in our service and we intend to sign service agreements to supply our products for multiple events with them in the very near future.

Industry analysis and competition

Many companies are experimenting with industrial materials. Because of this, the flowers can be environmentally unfriendly to humans. We do not use synthetic and harmful dyes. We will use silk and specialty dyes and materials. We plan to create not only the usual flowers, but custom-made in different shapes and colors for our clients also. Every client can make the order with a special design and colors of flowers. Our main competitor in this industry is Prima company and FloristaVenezia. We will start to compete with them in the quality of our product and the individual approach to each client.

Ferd will give the originality and beauty for our products that will release us from the crowd.

Markets

Our product is popular around the world. No celebration is complete without flowers. We can provide our products for every event such as weddings, celebrations, birthdays, anniversaries, fashion shows, flower exhibitions, wedding festivals and related events. We will work with flower shops, individual orders and event agencies that organize parties and events, weddings and celebrations. So we will be able to reach our potential clients and expand our customer base, and enter the local market. We can provide our products for decorating houses for any events, it can be interior decorating and exterior or nearest house territory.

Marketing

To promote our products, we will use a website with information and images of our products and cooperation with other specialized sites and online stores. We will cooperate with event agencies that specialized on organization and decoration of any celebration events and weddings. As well as possible we plan to use local advertising like billboards, search for local buyers. We will search both - wholesale and retail customers. Of course in addition we are going to appear at the special exhibition devoted to the celebrations and flowers. As we said we will deliver our product to flower shops and flower festivals and exhibitions too.

We planning to affix every product, including those distributed via retail points, with a business card with information about Ferd, information about the product and contact details.  We will develop discount system for our partners and clients. We can also make individual and unique kind of our product designed by our customers. Ferd is planning to open its own online store in future.

Employees

Our production line can be operated by one person. Our director Leonid Skupchenko has some craft skills and can create fabric flowers with this Flowers making tool-kit. He also has creative mind that very good for this business and he can very easily and qualitatively create our product. Our sole officer and director Leonid Skupchenko is a part time employee and is devoting approximately 20 hours a week to our operations and he agreed to commit more time if needed.

Office

We have signed a one year Lease Agreement with Berto Giordani. The office is placed at 1811 S. CROCE, Venezia, VE 30135, Italy with the area of 45 square meters. For and during the initial term of the agreement we shall pay to Landlord monthly rent fee of $450.00 per month and for the total first year the amount of $5,400.00 has to be paid. The terms of this agreement can be prolonged if Ferd informs Berto Giordani in 30 days before the end of this agreement in any oral or writing notices. A copy of the Lease Agreement is filed as Exhibit 10.2 to this Registration Statement.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of products for production and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; however, we will have to comply with all applicable export and import regulations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer's and director's and their respective ages are as follows:

Name	Age	Positions
Leonid Skupchenko	25	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Leonid Skupchenko

Mr. Skupchenko has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since our inception on July 1, 2016. Our director, Leonid Skupchenko worked in textile and clothing manufacturing company Bocchese S.p.A. from May 2012 to June 2015. Leonid Skupchenko is not working for Bocchese S.p.A. at the moment. Position held was cloth design development manager. His main activities and responsibilities were developing sketches, cooperation with warehouses and orders composing, negotiations with suppliers, controlling sewing process and design line.

Term of office

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

Director independence

Our board of directors is currently composed of one member, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director's business and personal activities and relationships as they may relate to our management and us.

Significant employees and consultants

We currently have one employee, our sole officer, Leonid Skupchenko.

Audit committee and conflicts of interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is a start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Stockholders communications with the board of directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the board of directors hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2016:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Leonid Skupchenko, President	2016	0	0	0	0	0	0	0	0

Our sole officer and director have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

Employment agreements

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

Director compensation

The following table sets forth director compensation as of December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Opinion Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Leonid Skupchenko, President	0	0	0	0	0	0	0

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker- dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of December 31, 2016, the Company had 2,800,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the service we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATIONS

Our cash balance is $3,407 as of December 31, 2016. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it our director Leonid Skupchenko gives us written agreement to provide additional cash for the Company. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds, and we will have to revert to obtaining additional money.

During the first stages of our growth, our director will provide all of the labor required to execute our business plan at no charge, except we intend to hire a website programmer on a contract basis for three months at an estimated cost of $400-$4,500 to develop and test our website.

Leonid Skupchenko, our president will devote approximately 75% of his time to our operations. The director will not be paid by the company at the current stage of our operations. The Company also plans to hire workers in the future to help our sole officer and director Leonid Skupchenko.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director as stated in a written agreement. As of December 31, 2016 our director has l oaned $7,693 to the Company, which is unsecured, non-interest bearing, and due on demand. Upon completion of our public offering, our specific goal is to profitably sell our products. Our plan of operations is as follows:

Establish Our Office

Month 1-2:

Upon completion of the offering we plan to set up an office in Venice, Italy, and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephone, fax, office supplies and furniture. Our sole officer and director, Leonid Skupchenko will provide his own laptop for the office and will take care of our initial administrative duties. We believe that it will cost at least $550 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell only 25% of our shares, our director will allocate the necessary funds for the resettlement office and early costs. In the event of selling 50% of the shares we would buy new office computer, software and better office technique. In this case, set up costs will be approximately $2,000. If we sell 75% of the shares offered, we will rent another office in more attractive area, it will be cost $5,000. In the event we sell all of the shares offered we will rent office in attractive area of the city with special design, we will buy best office technique. In addition to this we will buy big screen TV for the purpose of showing the samples of our flowers and it will be glass showcase with our products, therefore the office set up costs will be approximately $7,000.

Development of Our Website

Months 1-3:

During this period, we intend to begin developing our website. Our sole officer and director, Leonid Skupchenko will be in charge of all website activities at start.  We registered domain name for our website www.ferdcorp.com, were we have a simple landing page and fill it with general information about the Company and examples of products. If we sell 25% of shares we plan to attract a web designer to help us with the designing and developing our website. We do not have any written agreements with any of web designers at current time. The website development costs, including site designing and implementation will be approximately $2,000 in the event of selling 50% of the shares. If we sell 75% of the shares offered or all of the shares offered we will develop more sophisticated and well-designed web site with online-shop, therefore developing cost will be $3,500 and $4,500 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiation with Potential Customers

Months 4-12: We hope to negotiate agreements with several additional customers and the event agencies. To date, several medium-sized event agencies have expressed interest in our service. We have no written agreements with any of them at the current time but we will continue negotiations in an attempt to secure contracts with these companies.

Ferd is currently in negotiations with two potential customers Venice First Srl and Brilliant Wedding Venice, which are interested in our service and we are planning to sing service agreements with them in the very near future.

Marketing

Months 5-12:

We expect to have the website fully complete and operational in both English and Italian. We intend to use marketing tools, such as web advertisements, direct mailing, and phone calls to acquire potential customers. When we complete our website and it is fully operational we will begin to market our website using the following online social media avenues:

•             Facebook,

•             Twitter,

•             Instagram,

•             Google AdWords,

•             Blogging.

If we will sell 25% of shares, we can spend just a $500 for creating a simple landing page and some billboard advertisement.  We will develop our client base by focusing our marketing efforts on fabric flowers production. We will compete with other distributors for positioning of our products in retail space. We also plan to attend trade shows in our industry such as event and wedding festivals, exhibition of handmade fabrics and others to showcase our product with a view to find new customers. We believe that we will see results from our marketing campaign within 2-3 months. We intend to spend from $500 to $10,000 on marketing efforts during the first year, which depend on the amount of sold shares. Marketing is an ongoing matter that will continue during the life of our operations.

Hire a Salesperson

Months 5-10:

If we sell 75% of shares we plan to hire a salesperson and in case of 100% selling we will hire a second person. Our director can operate our business personally, but if we are able to raise at least 50%, 75% and 100% of our offering we intend to hire one, three of five workers accordingly, who will help to manage work in our office. Estimated cost is approximately from $500 to $2,500. Sales manager will be looking for new clients and work with the current clients. His responsibilities include the signing of contracts and the search potential clients and best offers for our potential and current customers.

Additional orders of equipment and additional parts and suppliers

Ferd is purchased  equipment for producing fabric flowers such as Making flowers tool-kit, Tweezers with wooden plate, Brushes made of wool deer, Scissors kit and raw materials as Silk fabrics, , Floral glue, Dyes, Stamens, Fabric Die Cuts, Tapes and tubes, Wire.  The funds will be allocated in accordance with the soled shares in this offering. If we sell from 25% to 50% of the shares we will spend from $1,000 to $10,000 on the additional raw materials purchasing procedures. In case of selling 75% of shares in this offering the raw materials purchasing expanses will cost the Company approximately $17,000. In the perfect scenario in the Company will sell all of the shares in this offering the amount for equipment purchasing will be around $25,000. If the Company will sell not more than 25% of shares in this offering the additional equipment will not be purchased.

Results of operations

For the three months ended December 31, 2016

During the three months ended December 31, 2016, we recorded revenues of $7,450 from the sale of fabric flowers and a gross profit of $7,003.  We also incurred operating expenses of $7,682, which included $5,515 of professional fees for legal and accounting costs related to our SEC registration process, $1,350 for rent costs related to our head office, and $817 of general expenditures related to day-to-day operating costs.  During the three months ended December 31, 2016, we incurred a net loss of $679.

For the period from July 1, 2016 (date of inception) to September 30, 2016

During the period from July 1, 2016 (date of inception) to September 30, 2016, we earned no revenues from operations as we only incurred development costs with respect to starting our business.

We incurred operating expenses of $1,824 during the period from July 1, 2016 (date of inception) to September 30, 2016 which was primarily comprised of general and administrative costs such as incorporation costs and bank charges.  We also incurred $404 of costs to acquire property and equipment to be used for the production process.  However, as the amount is below our minimum amount for capitalization of capital equipment of $1,000, we have expensed these costs as incurred.

Liquidity and capital resources

As at December 31, 2016, the Company had $7,990 of assets compared to $8,669 of assets as at September 30, 2016.  The decrease in assets is due primarily to a decrease in prepaid expenses of $1,350 as we prepaid six months of rent at $450 per month during the period ended September 30, 2016 and did not make any additional prepayments during the period.  The decrease was offset by an increase in inventory of $1,036 as we used inventory for our sales transactions and repurchased more inventory during the period for future sales.

As at December 31, 2016, we had liabilities of $7,693 comprised of amounts owing to Mr. Skupchenko for funding of our day-to-day operations.  We did not receive any further financing costs from Mr. Skupchenko during the period as we recorded revenues of $7,450 which were used to pay for our inventory purchases and day-to-day operating costs.  There have been no repayments to Mr. Skupchenko.

Cash Flows

During the three months ended December 31, 2016, we used cash of $366 for operating activities which reflects the day-to-day operating costs and inventory purchases offset by cash received from the sales of revenue.  As at December 31, 2016, we recorded revenues of $7,450, of which all cash proceeds were received.

During the three months ended December 31, 2016, we did not have any financing activities compared to cash received for $10,493 during the period from July 1, 2016 (date of inception) to September 30, 2016 which were comprised of $2,800 received from Mr. Skupchenko for the issuance of 2,800,000 common shares of the Company and $7,693 of cash funding from Mr. Skupchenko for day-to-day and operating costs incurred by the Company.

From our inception of July 1, 2016 to December 31, 2016, we did not have any investing activities.

The current available capital reserves of the Company are not sufficient to remain operational. We require minimum funding of $20,000 from this offering to implement our business plan.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will manage to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.

As of the date of this Registration Statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Leonid Skupchenko, has concluded a verbal agreement with the Ferd in order to fund completion of the registration process and to maintain the reporting status with SEC.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt we can continue as an on-going business for the next twelve months unless we obtain additional capital. Our only sources for cash at this time are investments by others in this offering, selling our products and loans from our director. We must raise cash to implement our plan and stay in business. If 25% of shares are sold for the gross proceeds of $20,000 it will likely allow us to operate for at least one year and have the capital resources required covering the material costs with becoming a publicly reporting company.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Significant Accounting Policies

Use of Estimates and Judgments

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The impacts of such estimates and judgments are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates and judgments are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

 Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to a related party. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

The Company derives revenue from the sale of fabric flowers.  In accordance with ASC 605, “Revenue Recognition”, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, and collectability is reasonably assured.

 Inventory

Inventory is comprised of raw materials relating to the production and distribution of fabric flowers, and is recorded at the lower of cost or net realizable value on a first-in first-out basis. The Company establishes inventory reserves for estimated obsolete or unsalable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future and market conditions.

 Loss per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As at September 30, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Skupchenko is considered to be a promoter, and currently is the only promoter, of Ferd as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

On August 22, 2016, we offered and sold 2,800,000 shares of common stock to Leonid Skupchenko, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,800.

As of Dece mber 31, 2016, Leonid Skupchenko has loaned us $7,693. The loan does not have any term, carries no interest and is not secured.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,800,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Leonid Skupchenko	2,800,000	100%
All directors and executive officers as a group (1 person)	2,800,000	100%

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Saturna Group Chartered Professional Accountants LLP, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Macdonald Tuskey hereby will pass upon the validity of the issuance of the common stock for us with offices in Washington, DC.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Saturna Group Chartered Professional Accountants LLP is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

FERD

Financial Statements

Period ended September 30, 2016

(expressed in US dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Ferd

We have audited the accompanying balance sheet of Ferd (the “Company”) as of September 30, 2016 and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period from July 1, 2016 (date of incorporation) to September 30, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2016 and the results of its operations and its cash flows for the period from July 1, 2016 (date of incorporation) to September 30, 2016, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred an operating loss since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Saturna Group Chartered Professional Accountants LLP

Vancouver, Canada

November 30, 2016

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FERD

Statement of financial position

(Expressed in US dollars)

September 30, 2016 $

Assets

Current assets

Cash	3,773
Inventory (Note 3)	2,196
Prepaid expenses (Note 6)	2,700

Total assets	8,669

Liabilities and shareholders’ equity

Current liabilities

Due to related party (Note 4)	7,693

Total liabilities	7,693

Nature of operations and continuance of business (Note 1)
Commitment (Note 6)

Shareholders’ equity

Common stock, Authorized: 75,000,000 common shares, $0.001 par value, 2,800,000 shares issued and outstanding	2,800
Deficit	(1,824)

Total shareholders’ equity	976

Total liabilities and shareholders’ equity	8,669

(The accompanying notes are an integral part of these financial statements)

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FERD

Statement of operations and comprehensive loss

(Expressed in US dollars)

Period from July 1, 2016 (date of incorporation) to September 30, 2016 $

Expenses

General and administrative	1,824

Net loss and comprehensive loss for the period	(1,824)

Loss per share, basic and diluted	(0.00)

Weighted average shares outstanding	1,200,001

(The accompanying notes are an integral part of these financial statements)

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FERD

Statement of changes in equity

(Expressed in US dollars)

	Share Capital		Additional Paid-in Capital $	Deficit $	Total shareholders’ equity $
	Number of shares	Amount $

Balance, July 1, 2016 (date of incorporation)	1	1	(1)	–	–

Cancellation of founder’s share	(1)	(1)	1	–	–

Issuance of shares for cash	2,800,000	2,800	–	–	2,800

Net loss for the period	–	–	–	(1,824)	(1,824)

Balance, September 30, 2016	2,800,000	2,800	–	(1,824)	976

(The accompanying notes are an integral part of these financial statements)

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FERD

Statement of cash flows

(Expressed in US dollars)

Period from July 1, 2016 (date of incorporation) to September 30, 2016 $

Operating activities

Net loss	(1,824)

Changes in operating assets and liabilities:

Inventory	(2,196)
Prepaid expenses	(2,700)

Net cash used by operating activities	(6,720)

Financing activities

.Proceeds from a related party	7,693
Proceeds from issuance of common stock	2,800

Net cash provided by financing activities	10,493

Increase in cash	3,773

Cash, beginning of period	–

Cash, end of period	3,773

Supplemental disclosures:

Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)

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FERD

Notes to the financial statements

Period ended September 30, 2016

(Expressed in US dollars)

1.      Nature of Operations and Continuance of Business

Ferd (the “Company”) was incorporated in the State of Nevada on July 1, 2016. The Company is a development stage company and its business is producing fabric flowers.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations. As at September 30, 2016, the Company has not generated any revenues and has an accumulated deficit of $1,824 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.      Significant Accounting Policies

(a)   Basis of Presentation

These financial statements and related notes are prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company’s fiscal year-end is September 30.

(b)   Use of Estimates and Judgments

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to deferred income tax valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The impacts of such estimates and judgments are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates and judgments are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)   Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

(d)   Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

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FERD

Notes to the financial statements

Period ended September 30, 2016

(Expressed in US dollars)

2.   Significant Accounting Policies (continued)

(e)   Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to a related party. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(f)     Revenue Recognition

The Company derives revenue from the sale of fabric flowers.  In accordance with ASC 605, “Revenue Recognition”, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, and collectability is reasonably assured.

(g)   Inventory

Inventory is comprised of raw materials relating to the production and distribution of fabric flowers, and is recorded at the lower of cost or net realizable value on a first-in first-out basis. The Company establishes inventory reserves for estimated obsolete or unsaleable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future and market conditions.

(h)   Loss Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As at September 30, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

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FERD

Notes to the financial statements

Period ended September 30, 2016

(Expressed in US dollars)

2.   Significant Accounting Policies (continued)

(i)     Comprehensive Loss

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  As at September 30, 2016, the Company had no items that affected comprehensive loss.

(j)     Foreign Currency T ranslation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate pr evailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

(k)   Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.   Inventory

As at September 30, 2016, the Company has $2,196 of inventory comprised of raw materials of fabric flowers.

4.   Related Party Transactions

As at September 30, 2016, the Company owed $7,693 to the President of the Company, which is unsecured, non-interest bearing, and due on demand.

5.   Share Capital

On August 22, 2016, the Company issued 2,800,000 common shares to the President of the Company for proceeds of $2,800.

6.   Commitment

On September 20, 2016, the Company entered into a one year office lease agreement with an unrelated party for $450 per month commencing October 1, 2016. As at September 30, 2016, the Company prepaid $2,700 of the lease costs.

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FERD

Notes to the financial statements

Period ended September 30, 2016

(Expressed in US dollars)

7.   Income Taxes

The Company is subject to United States federal and state income taxes at a rate of 34% per annum. The reconciliation of the provision for income taxes at the statutory rate compared to the Company’s income tax expense as reported is as follows:

2016 $

Income tax recovery at statutory rate	(620)

Valuation allowance change	620

Provision for income taxes	–

The significant components of deferred income tax assets and liabilities as at September 30, 2016 are as follows:

2016 $

Net operating loss carried forward	620

Valuation allowance	(620)

Net deferred income tax asset	–

The Company has a net operating loss carried forward of $1,824 available to offset taxable income in future years which expires in fiscal 2036.

8.   Subsequent Events

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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FERD

Condensed Financial Statements

December 31, 2016

(Expressed in U.S. dollars)

(unaudited)

0

FERD

Condensed Balance Sheets

(Expressed in U.S. dollars)

	December 31, 2016 $	September 30, 2016 $
	(unaudited)

Assets

Current assets

Cash	3,407	3,773
Inventory (Note 3)	3,233	2,196
Prepaid expenses (Note 5)	1,350	2,700

Total assets	7,990	8,669

Liabilities and shareholders’ equity

Current liabilities

Due to related party (Note 4)	7,693	7,693

Total liabilities	7,693	7,693

Nature of operations and continuance of business (Note 1)
Commitment (Note 5)

Shareholders’ equity

Common stock, Authorized: 75,000,000 common shares, $0.001 par value, 2,800,000 shares issued and outstanding	2,800	2,800
Deficit	(2,503)	(1,824)

Total shareholders’ equity	297	976

Total liabilities and shareholders’ equity	7,990	8,669

(The accompanying notes are an integral part of these condensed financial statements)

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FERD

Condensed Statement of Operations

(Expressed in US dollars)

(unaudited)

Three months ended December 31, 2016 $

Sales revenue	7,450
Cost of goods sold	447

Gross profit	7,003

Expenses

General and administrative	817
Professional fees	5,515
Rent	1,350

Total expenses	7,682

Net loss and comprehensive loss for the period	(679)

Loss per share, basic and diluted	–

Weighted average shares outstanding	2,800,000

(The accompanying notes are an integral part of these condensed financial statements)

1

FERD

Condensed Statement of Cash Flows

(Expressed in US dollars)

(unaudited)

Three months ended December 31, 2016 $

Operating activities

Net loss	(679)

Changes in operating assets and liabilities:

Inventory	(1,037)
Prepaid expenses	1,350

Net cash used by operating activities	(366)

Decrease in cash	(366)

Cash, beginning of period	3,773

Cash, end of period	3,407

Supplemental disclosures:

Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these condensed financial statements)

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FERD

Notes to the Condensed Financial Statements

Period ended December 31, 2016

(Expressed in US dollars)

(unaudited)

1.      Nature of Operations and Continuance of Business

Ferd (the “Company”) was incorporated in the State of Nevada on July 1, 2016. The Company is a development stage company and its business is producing and selling fabric flowers.

These interim financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and ultimately the attainment of profitable operations. As at December 31, 2016, the Company has not generated any revenues and has an accumulated deficit of $2,503 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These interim financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.      Significant Accounting Policies

(a)   Basis of Presentation

The accompanying interim financial statements of the Company should be read in conjunction with the financial statements and accompanying notes filed with the U.S. Securities and Exchange Commission for the fiscal year ended September 30, 2016. In the opinion of management, the accompanying interim financial statements reflect all adjustments of a recurring nature considered necessary to present fairly the Company’s financial position and the results of its operations and its cash flows for the periods shown.

(b)   Use of Estimates

The preparation of these interim financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ materially from these estimates. The results of operations and cash flows for the period shown are not necessarily indicative of the results to be expected for the full year.

(c)   Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.   Inventory

As at December 31, 2016, the Company has $3,233 (September 30, 2016 - $2,196) of inventory comprised of raw materials of fabric flowers.

4.   Related Party Transactions

As at December 31, 2016, the Company owed $7,693 (September 30, 2016 - $7,693) to the President of the Company, which is unsecured, non-interest bearing, and due on demand.

5.   Commitment

On September 20, 2016, the Company entered into a one year office lease agreement with an unrelated party for $450 per month commencing October 1, 2016. As at December 31, 2016, the Company prepaid $1,350 (September 30, 2016 - $2,700) of office lease costs.

6.   Subsequent Events

We have evaluated subsequent events through to the date of issuance of the interim condensed financial statements, and did not have any material recognizable subsequent events after December 31, 2016.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

SEC Registration Fee	$9.27
Auditors Fees and Expenses	$4,500
Legal Fees and Expenses	$2,000
Transfer Agent Fees	$1,000
EDGAR Agent Fees	$500
TOTAL	$8,009.27

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnity is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On September 30, 2016, we offered and sold 2,800,0000 shares of common stock to Leonid Skupchenko, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,800, the foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1*	Articles of Incorporation of Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Macdonald Tuskey
10.1*	Lease Agreement, dated September 20, 2016
10.2*	Sales Agreement, dated September 9, 2016
10.3*	Written Agreement, dated August 5, 2016
10.4*	Purchase Agreement, dated December 7, 2016
23.1	Consent of Saturna Group Chartered Professional Accountants LLP
99.1	Subscription Agreement

 *-was previously filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(iv) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

2

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

 (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Venice, Italy on 30th day of January 2017.

Ferd

By:	/s/	Leonid Skupchenko
Name:		Leonid Skupchenko
Title:		President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement

Signature	Title	Date
/s/ Leonid Skupchenko Leonid Skupchenko	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	January 30, 2017

3